Exhibit 99.2
HeartWare International, Inc.
Announces Pricing of
Concurrent Public Offerings of
Convertible Senior Notes
and Common Stock
(FRAMINGHAM, Mass. and SYDNEY) December 10, 2010 — HeartWare International, Inc. (NASDAQ: HTWR, ASX: HIN) (“HeartWare”) announced today the pricing of a public offering of $125 million principal amount of convertible senior notes due 2017 (the “notes”) pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) yesterday. HeartWare announced today that it increased its previously announced offering of convertible senior notes due 2017 to $125 million in aggregate principal amount. HeartWare also granted the underwriters an option to purchase up to an additional $18.75 million principal amount of convertible notes to cover over-allotments, if any.
The notes will bear interest at a rate of 3.50% per annum and will mature on December 15, 2017. The notes will be convertible upon the occurrence of certain events and during specified periods. Upon conversion, HeartWare will pay or deliver, as the case may be, cash, shares of HeartWare’s common stock or a combination thereof, at HeartWare’s option.
The initial conversion rate will be 10.0000 shares of common stock per $1,000 principal amount of notes, which corresponds to an initial conversion price of $100.00, representing a conversion premium of approximately 23% based on the closing price of $81.31 on December 9, 2010. The conversion rate is subject to adjustment from time to time upon the occurrence of certain events.
The Company also announced the pricing of a concurrent public offering of 900,000 shares of HeartWare’s common stock held by Apple Tree Partners I, L.P., one of HeartWare’s existing stockholders, at a price per share of $81.31 pursuant to an effective shelf registration statement filed with the SEC yesterday. Apple Tree Partners I, L.P. has also granted the underwriters an option to purchase up to 100,000 additional shares to cover over-allotments, if any. The completion of the common stock offering is not contingent upon the completion of the notes offering and the notes offering is not contingent upon the completion of the common stock offering.
HeartWare intends to use the net proceeds from the notes offering for general corporate and working capital purposes, including, but not limited to, research and development, expansion of its manufacturing capabilities and/or licensing of or investment in complementary products, technologies or businesses. HeartWare will not receive any of the proceeds from the common stock offering.
J.P. Morgan Securities LLC is acting as the sole book-running manager for both the convertible notes and common stock offerings. Canaccord Genuity Inc., Lazard Capital Markets LLC and Wells Fargo Securities, LLC are acting as co-managers of the offerings.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The issuer has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Each offering of securities will be made only by means of a prospectus and the related prospectus supplement. Before you invest, you should read the prospectus and the related prospectus supplement and any other document HeartWare has filed with the SEC for more complete information about HeartWare and the respective offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, copies of the prospectus and the related prospectus supplement can be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.

About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat patients suffering from advanced heart failure.
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to regulatory submissions and approvals such as FDA approval of our expected premarket approval application for our HeartWare® Ventricular Assist System for a bridge-to-transplant indication; our expectations with respect to our clinical trials, including enrollment in or completion of our clinical trials; our expectations with respect to the integrity or capabilities of our intellectual property position; our ability to commercialize our existing products; our ability to develop and commercialize new products; and our estimates regarding our capital requirements and financial performance, including profitability. Management believes that these forward-looking statements are reasonable as and when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility the FDA does not approve the marketing of the HeartWare® Ventricular Assist System in the U.S., and those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in “Part II, Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q, or other current reports filed with the SEC including without limitation those described in “Item 8.01” in HeartWare’s Form 8-K filed with the SEC on December 9, 2010.
For further information:
Christopher Taylor
HeartWare International, Inc.
Email: ctaylor@heartwareinc.com
Phone: +1 508 739 0864

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